UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 23, 2000


                                KITTY HAWK, INC.
               (Exact name of registrant as specified in charter)



           Delaware                      0-25202                  75-2564006
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


         1515 West 20th Street
            P.O. Box 612787
           Dallas/Fort Worth
P      International Airport, Texas                                       75261
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (972) 456-2200


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On July 18, 2000, the Board of Directors of Kitty Hawk, Inc. (the "COMPANY") approved engaging the firm of Grant Thornton LLP to serve as the Company's independent auditors. Shortly thereafter, Grant Thornton LLP began auditing the Company's financial statements for the fiscal year ended December 31, 1999.

      Under the applicable provisions of the bankruptcy code, the Company's engagement of Grant Thornton LLP was subject to the approval of the bankruptcy court. On August 23, 2000, the bankruptcy court officially approved the Company's engagement of Grant Thornton LLP.

      During the Company's fiscal years ended December 31, 1998 and 1999 and the subsequent interim period from January 1, 2000 to July 18, 2000, neither the Company nor anyone acting on its behalf consulted with Grant Thornton LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (b) any matter that was the subject of either a disagreement or a reportable event with Ernst & Young LLP, the Company's prior independent auditors.

      During the Company's fiscal years ended December 31, 1998 and 1999 and the subsequent interim period from January 1, 2000 to July 18, 2000, neither a written report nor oral advice was provided by Grant Thornton LLP to the Company that the new auditors concluded was an important factor considered by the Company in reaching a decision on any accounting, auditing or financial reporting issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              KITTY HAWK, INC.

Date: August 30, 2000
                                              By: /s/ TILMON J. REEVES
                                              Name:   Tilmon J. Reeves
                                              Title:  Chairman of the Board and
                                                      Chief Executive Officer